EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 838-5114

Board of Directors
Raglan Mines Limited
Vancouver, BC

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 9, 2001 on the financial statements of Raglan Mines Limited as of February 28, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

April 19, 2001